UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 10, 2016

DS HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

______________

Florida	001-35763	20-8380461
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Green Road, Pompano Beach, Florida 33064

(Address of Principal Executive Office) (Zip Code)

(888) 404-7770

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

———————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On August 10th, 2016, DS Healthcare Group, Inc. (the “Company”) has engaged a new independent registered public accounting firm, BF Borgers CPA PC (“BF Borgers”), and terminated its current independent auditor MaloneBailey, LLP (“MaloneBailey”).

During the engagement with MaloneBailey from May 2nd, 2016, there were no disagreements between the Company and MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedures, which disagreements if not resolved to the satisfaction of MaloneBailey, would have caused them to make reference thereto in their reports on the Company’s financial statements. During the engagement period, to the best of Company’s knowledge there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

At the time of the selection of MaloneBailey as the Company’s independent registered accounting firm, the Board of Directors consisted of one member. Since the appointment of the current Board of Directors, in an effort to improve efficiency and profitability the Directors reviewed the audit time and costs and made a determination that BF Borgers is a better long term independent registered accounting firm for the Company. The Company has authorized MaloneBailey to respond fully to the inquiries of the successor accountant concerning the foregoing.

The Company has provided Malone Bailey LLP with a copy of the disclosures of this Form 8-K and has requested that Malone Bailey LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements herein. MaloneBailey has not responded in time for this 8k filing with their final comments or a 16.1 letter. Once this information is available, the Company will file an additional 8k disclosing further details.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DS HEALTHCARE GROUP, INC.

Date: August 16, 2016	By:	/s/ Daniel Khesin
Daniel Khesin
President